Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES‑OXLEY ACT OF 2002

I, Becky A. Sheehan, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, that, to my knowledge:

(a)The Quarterly Report on Form 10‑Q of FTD Companies, Inc. for the quarter ended September 30, 2015, as filed with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 6, 2015

Executive Vice President and Chief Financial Officer
/s/ Becky A. Sheehan
Becky A. Sheehan
Executive Vice President and Chief Financial Officer